Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment No. 2”) is effective as of the 1st day of January 2010 (the “Effective Date”) between ATRICURE, INC., a Delaware corporation (the “Corporation”) and Julie A. Piton (the “Executive”).

RECITALS

A. The Corporation and the Executive have entered into that certain Employment Agreement, effective as of January 5, 2007 and amended by Amendment of Employment Agreement dated as of April 17, 2007 (as so amended, the “Employment Agreement”), pursuant to which the Corporation retained the Executive as Vice President of Finance and Administration and Chief Financial Officer.

B. The Corporation and the Executive desire to amend the Employment Agreement as provided in this Amendment No. 2.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment No. 2, the parties agree as follows:

1. Capitalized terms used but not defined in this Amendment No. 2 have the meanings assigned such terms in the Employment Agreement.

2. The Corporation and Executive agree that Executive’s Base Salary for 2010 shall be two hundred forty three thousand three hundred sixty dollars ($243,360) payable as set forth in Section 5(a) of the Employment Agreement.

3. Section 9(b)(ii) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) Change of Control. In the event that (A) either the Company shall terminate the employment of the Executive hereunder Without Cause or the Executive shall terminate her employment hereunder for Good Reason and (B) the related Termination Notice shall have been given during a Change of Control Period, the Executive shall, in addition to those rights provided under Section 9(a), be entitled to a severance payment equal to (x) eighteen (18) months of the Executive’s then Base Salary, which payment shall be paid to her during the eighteen (18) month period following the Termination Date (the “Severance Period”) in substantially equal installments, as and when regular payroll payments are made by the Company to its employees plus (y) an amount equal to Executive’s “full bonus potential” for the year in which the Termination Date shall have occurred, which payment shall be made in a lump sum within ten (10) days after the termination of Executive. In such circumstances, during the eighteen (18) month Severance Period, the Executive shall also be entitled to medical, dental, life insurance or similar “welfare” benefits substantially similar in scope and cost to Executive as such benefits available to Executive immediately prior to the Change in Control Period; provided that such benefits shall be discontinued to the extent that Executive obtains employment providing comparable benefits during such Severance Period. For purposes of the proviso in the immediately preceding sentence, if Executive becomes employed by a new employer, for Executive’s health and welfare benefits to be determined to be “comparable,” new employer must maintain a major medical plan that does not limit, restrict or exempt Executive or Executive’s dependents with respect to any pre-existing conditions which were covered under the Company’s medical plan prior to Executive’s termination of employment. Executive’s right to continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) shall be provided at the earlier of the end of the eighteen (18) month Severance Period or the discontinuance of coverage because the Executive obtains employment providing comparable benefits.”

4. Other than as set forth in this Amendment No. 2, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to the conflicts of laws of the State of Ohio or any other jurisdiction.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 to Employment Agreement effective as of the date first above written.

ATRICURE, INC.

By:	/s/ David J. Drachman
David J. Drachman
President and Chief Executive Officer

EMPLOYEE

/s/ Julie A. Piton
Julie A. Piton